UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported)      December 9, 2004

COX COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-6590 (Commission File Number)	58-2112288 (I.R.S. Employer Identification Number)

1400 Lake Hearn Drive Atlanta, Georgia (Address of Principal Executive Offices)	30319 (Zip Code)

(404) 843-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with its private offering of senior notes described below, Cox provided certain historical and pro forma financial information with respect to its capitalization and furnished such information in a Form 8-K. As a result of the revisions to Cox’s pro forma and as adjusted combined condensed financial information discussed in Item 8.01 below, Cox is furnishing a revised Capitalization Table as Exhibit 99.2 to this report.

Item 8.01. Other Events.

As previously reported, on December 9, 2004, Cox Communications, Inc. announced a private offering of senior notes pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended, and on December 15, 2004, Cox sold $500.0 million aggregate principal amount of floating rate notes due 2007, $1.25 billion aggregate principal amount of 4.625% notes due 2010 and $1.25 billion aggregate principal amount of 5.450% notes due 2014. Cox used the net proceeds from this offering to refinance borrowings under its 18-month unsecured $3.0 billion term loan that was drawn down to finance a portion of the consideration to purchase Cox Class A common stock pursuant to Cox’s joint tender offer to purchase its Class A common stock not beneficially owned by Cox Enterprises, Inc. (“CEI”). For more information regarding the tender offer, please see Cox’s Schedule TO, as amended, Cox’s Schedule 14D-9, as amended, and Cox’s Form 8-K dated and filed December 8, 2004, each as filed with the Securities and Exchange Commission (the "SEC").

In connection with Cox’s private offering of senior notes, Cox provided certain unaudited pro forma and as adjusted combined condensed financial information to prospective investors and furnished such information in a Form 8-K. The pro forma adjustments in the unaudited pro forma and as adjusted combined condensed financial information related to the application of “push-down” accounting by CEI to give effect to, among other things, the joint tender offer and follow-on merger. In connection with the preparation of Cox’s 2004 consolidated financial statements, Cox has determined that the Balance Sheet line items “Intangible assets” and "Additional paid-in capital" were overstated by $3.8 billion and "Goodwill" and "Deferred income taxes" were overstated by $1.48 billion in the unaudited pro forma and as adjusted combined condensed financial information. These Balance Sheet changes, together with conforming changes to the related pro forma financial statement notes, are the only changes to the unaudited pro forma and as adjusted combined condensed financial information being filed with this amended report as Exhibit 99.1. For avoidance of doubt, these Balance Sheet changes are not related to an impairment of Cox's indefinite-lived intangible assets, but rather to give the proper pro forma effect to the allocation of purchase price to the carrying value of Cox's historical net assets acquired from minority shareholders.

On January 14, 2005, Cox filed a registration statement on Form S-4 with the SEC relating to an offer to exchange the senior notes privately placed on December 15, 2005 for publicly traded notes with substantially identical terms in accordance with published SEC interpretations. This report is not an offer to sell or a solicitation to buy any securities of Cox. Offers to exchange Cox’s senior notes which were sold to qualified institutional buyers pursuant to Rule 144A and in offshore transactions pursuant to Regulation S for senior notes which have been registered under the Securities Act of 1933, as amended, will be made by a prospectus, which forms a part of the exchange offer registration statement filed with the SEC on January 14, 2005, when the SEC declares such registration statement effective. The unaudited pro forma and as adjusted combined condensed financial information filed with this report supercedes, and to the extent inconsistent with, replaces, the unaudited pro forma and as adjusted combined condensed financial information included in Cox’s exchange offer registration statement as filed on January 14, 2005.

Item 9.01. Financial Statements and Exhibits.

     (a)      None

     (b)      None

     (c)      Exhibits

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: January 24, 2005

COX COMMUNICATIONS, INC.
By:	/s/ Jimmy W. Hayes
Jimmy W. Hayes
Executive Vice President, Finance and Chief Financial Officer